EX-5k

FIXED AND VARIABLE
ANNUITY APPLICATION (05/10)
Home Office: Lansing, Michigan
Perspective II	(VA220) Perspective L Series (VA210)		www.jackson.com
Perspective Advisors II	(VA410)
First Class Mail: P.O. Box 30314			Customer Care: 800-873-5654
	Lansing, MI 48909-7814		Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Overnight Mail:	1 Corporate Way		Hours: 8:00 a.m. to 8:00 p.m. ET
	Lansing, MI 48951		Email: contactus@jackson.com
Broker/Dealer or External Account No. (if applicable)
PLEASE PRINT	Primary Owner
If Owner	Type of Ownership: Individual/Joint	Trust Custodian	Corporation/Pension Plan
(and/or Joint
Owner) is not a	Social Security Number or	Tax I.D. Number	Sex Male Female
U.S. Citizen
and/or a U.S.			U.S. Citizen Yes No
Resident, Form
W-9 or Form	First Name	Middle Name Last Name
W-8BEN (as
applicable) is
required with	Non-Natural Owner/Entity Name (if applicable)
application.
If Owner is a
Trust, Trustee
Certification	Date of Birth (mm/dd/yyyy)	Telephone Number(including area code) Email Address
form X5335 or	/ / (	)
trust
documents are
required with	Physical Address Line 1 (No P.O. Boxes)	Line 2
application.
It is required
for Good	City	State	ZIP Code
Order that
you provide a
physical
address.	Mailing Address Line 1	Line 2
Only include
mailing
address if	City	State	ZIP Code
different from
physical
address.
Joint Owner
Proceeds will	First Name	Middle Name Last Name
be distributed
in accordance
with the
Contract on	Social Security Number	Date of Birth (mm/dd/yyyy)	Sex U.S. Citizen
the first death			Male Female Yes No
of either		/ /
Owner.
	Email Address	Relationship to Owner	Telephone Number (including area code)
		Spouse	( )
Other__________________
	Physical Address Line 1 (No P.O. Boxes)	Line 2
	City	State	ZIP Code
	VDA 123 10/09	Page 1 of 9	V3573 05/10

LONG-TERM SMART
Primary Annuitant
	Same as Owner Sex Male	Female U.S. Citizen Yes	No
Complete this	First Name	Middle Name Last Name
section if
different from
Owner.	Social Security Number Date of Birth (mm/dd/yyyy)	Telephone No. (including area code)	Relationship to Owner
	/	/ ( )	Spouse
Other__________________
	Physical Address Line 1 (No P.O. Boxes)	Line 2
	City	State	ZIP Code
Joint/Contingent Annuitant
	Joint Annuitant OR	Contingent Annuitant Sex Male	Female U.S. Citizen Yes No
Complete this	Same as Joint Owner
section if	First Name	Middle Name Last Name
different from
Joint Owner.
Contingent	Social Security Number Date of Birth (mm/dd/yyyy)	Telephone No. (including area code)	Relationship to Owner
Annuitant
must be	/	/ ( )	Spouse
Annuitant's			Other__________________
spouse.	Physical Address Line 1 (No P.O. Boxes)	Line 2
Available only
on a Qualified
plan custodial
account when	City	State	ZIP Code
electing a Joint
GMWB.
Beneficiary(ies)
It is required for	Primary	%	Percentage of Death Benefit
Good Order
that the Death	Individual Name (First, Middle, Last) or Non-Natural Entity Name
Benefit
Percentage be
whole numbers
and must total	Social Security/Tax I.D. Number Date of Birth	(mm/dd/yyyy)	Relationship to Owner
100% for each		Spouse
beneficiary		/ /	Other__________________
type.
	Primary Contingent	%	Percentage of Death Benefit
For additional
beneficiaries,	Individual Name (First, Middle, Last) or Non-Natural Entity Name
please attach a
separate sheet,
signed and	Social Security/Tax I.D. Number Date of Birth	(mm/dd/yyyy)	Relationship to Owner
dated by the
Owner, which		/ /
includes names,
percentages,
and other	Primary Contingent	%	Percentage of Death Benefit
required
information.	Individual Name (First, Middle, Last) or Non-Natural Entity Name
	Social Security/Tax I.D. Number Date of Birth	(mm/dd/yyyy)	Relationship to Owner
/ /
	VDA 123 10/09	Page 2 of 9	V3573 05/10

LONG-TERM SMART
Make all	Premium Payment
checks	Select method of payment
payable to
Jackson	Check $___________________________	Wire	$___________________________
National Life
Insurance	External Transfer $___________________	Internal Transfer	$___________________
Company .
Annuity Type
	IRA:	Qualified Plan:	SEP/IRA(408(k)):
Jackson will	IRA - Traditional*	401(k) Qualified Savings Plan	SARSEP
issue Annuity
Type per the	Stretch IRA	Cash Balance-Defined Benefit	SEP
bold	Roth IRA:	Cash Balance-Defined Contribution	ORP:
headings.	Roth Conversion	HR-10 (Keogh) Plan	ORP
	Roth IRA*	Money Purchase	Texas ORP
	*Tax Contribution Years and Amounts:	Profit Sharing Plan	Charitable Remainder Trust:
	Year:________ $___________	Roth 401(k)	Charitable Remainder
	Year:________ $___________	Target Benefit Plan	Annuity Trust
	Non-Qualified Plan:	TSA Plan:	Charitable Remainder
	Deferred Compensation	403(b) TSA	Unitrust
Non-Tax Qualified
It is required for	Statement Regarding Existing Policies or Annuity Contracts
Good Order
that this entire	I (We) certify that: (please select one)
section be	I (We) do not have any existing life insurance policies or annuity contracts.
completed.
COMPLETE	I (We) do have existing life insurance policies or annuity contracts.
X0512	Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you
"REPLACEMENT	must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations
OF LIFE	may apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.
INSURANCE OR
ANNUITIES"			Yes No If yes, complete the
following Company
WHERE	Are you replacing an existing life insurance policy or annuity contract?		information.
REQUIRED	Company name	Contract number	Anticipated amount
(must be dated
on or before the			$
Application Sign
Date to be in
Good Order).			$
$
Transfer Information
For transfers,	Non-Qualified Plan Types:	IRC 1035 Exchange Non-1035 Exchange
it is required
for Good	All Other Plan Types: Direct Transfer	Direct Rollover	Non-Direct Rollover
Order that this	Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. If you have already, entire section
be completed.	or plan to submit a transfer request to the surrendering institution, please select "Yes" under "Client Initiated."
Jackson will only request the funds if this section is left blank or checked "No."
	Transfer Client		Anticipated date Anticipated
	Type Initiated Company releasing funds	Account number	of receipt transfer amount
Full Yes
	Partial No		/ / $
	Full Yes		/ / $
Partial No
	Full Yes		/ / $
Partial No
Annuitization/Income Date
Specify Income Date (mm/dd/yyyy)
If an Income Date is not specified, the Company will default
	/ /	to the Latest Income Date as shown in the Contract.
	VDA 123 10/09	Page 3 of 9	V3573 05/10

LONG-TERM SMART
Annuity Product Selection
It is required
for Good	Perspective II Fixed and Variable Annuity	(VA220)
Order that	Perspective L Series Fixed and Variable Annuity (VA210)
you select
one product.	Perspective Advisors II Fixed and Variable Annuity	(VA410)
Optional Death Benefits All optional death benefits may not be available in all states and once selected cannot be changed.
If no Optional	May select only one of the following: May not be selected in combination with LifeGuard Freedom 6 DB. (Ages 0-79)
Death Benefit
is selected	5% Roll-Up Death Benefit	(4% if the owner is age 70 or older on the date of issue)
your	With Highest Quarterly Anniversary Value Death Benefit
beneficiary(ies)	Without Highest Quarterly Anniversary Value Death Benefit
will receive the
standard	6% Roll-Up Death Benefit	(5% if the Owner is age 70 or older on the date of issue)
death benefit.	With Highest Quarterly Anniversary Value Death Benefit
Please see the
prospectus for	Without Highest Quarterly Anniversary Value Death Benefit
details.	Highest Quarterly Anniversary Value Death Benefit
Other Optional Benefits All optional benefits may not be available in all states and once selected cannot be changed.
Optional
Death	Age limitations apply based on the age of the Owner(s) or Covered Lives.
Benefits and	Guaranteed Living Benefit Options		Guaranteed Living Benefit Options (Cont.)
Other
Optional	(May select only one GMWB or GMAB)	GMWB	(Guaranteed Minimum Withdrawal Benefits)
Benefits:	GMWB For Life	SafeGuard Max	(Ages 0-85) GMWB with 5-Year Step-Up
Additional	(For Life Guaranteed Minimum Withdrawal Benefits)	AutoGuard	5(Ages 0-80) 5% GMWB with Annual Step-Up
charges will
apply. Please	LifeGuard Freedom 6 (Ages 45-80)	AutoGuard 6	(Ages 0-80) 6% GMWB with Annual Step-Up
see the	For Life GMWB with Bonus & Annual Step-Up
prospectus	1	GMAB	(Guaranteed Minimum Accumulation Benefit)
LifeGuard Freedom 6 DB (Ages 45-75)
for details.			(GMAB not available on Advisors II)
For Life GMWB with Bonus, Annual Step-Up, & Death Benefit
Jackson GMAB 6 (Ages 0-80)
2,3,4
	LifeGuard Freedom 6 w/ Joint Option	(Ages 45-80)
Joint For Life GMWB with Bonus & Annual Step-Up
Contract Enhancement Options
	LifeGuard Freedom 6 Net (Ages 45-80)	(May select only one)	(Ages 0-87)
For Life GMWB with Bonus, Annual Step-Up,
		5% of first-year premium	(Not available on Advisors II)
& Earnings-Sensitive Withdrawal Amount
		2,3,4 4% of first-year premium	(Not available on Advisors II)
	LifeGuard Freedom 6 Net w/ Joint Option	(Ages 45-80)
		3% of first-year premium	(Not available on Advisors II)
	Joint For Life GMWB with Bonus, Annual Step-Up,	2% of first-year premium
& Earnings-Sensitive Withdrawal Amount
5
	Jackson Select (Ages 55-80)	Withdrawal Options
	For Life GMWB with Bonus, GWB Adjustment,		(Withdrawal Options not available on Advisors II or L Series)
	Annual Step-Up, & Transfer of Assets		7
20% Free Withdrawal Benefit (Ages 0-90)
2,3,4,5
	Jackson Select w/ Joint Option	(Ages 55-80)
5-Year Withdrawal Charge Schedule (Ages 0-85)
Joint For Life GMWB with Bonus, GWB Adjustment,
	Annual Step-Up, & Transfer of Assets	Earnings Protection Benefit
		EarningsMax	(Ages 0-75)
May not be selected in combination with an Optional Death Benefit.
For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required.
Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.
For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation is required. Please ensure the
Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.
For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
If selected, the 3, 5, and 7-Year Fixed Account Options and the Capital Protection Program are not available. The total number of allocations in the Premium Allocation section may not exceed 17.
May not be selected in combination with a Contract Enhancement or with the Capital Protection Program, if available. Premium payments will not be accepted after 90 days from the Issue Date. The required allocation percentage can be obtained from the
Company. The total number of allocations in the Premium Allocation section may not exceed 17.
May not be selected in combination with either the 3%, 4% or 5% Contract Enhancements.
	VDA 123 10/09	Page 4 of 9	V3573 05/10

LONG-TERM SMART
Premium Allocation
	JNL®	JNL/Lazard	JNL/PPM America
Tell us how you
want your	% Institutional Alt 20	% Emerging Markets	% High Yield Bond
annuity	% Institutional Alt 35	% Mid Cap Equity	% Mid Cap Value
premiums
invested.	% Institutional Alt 50	JNL/M&G	% Small Cap Value
TOTAL	% Institutional Alt 65	% Global Basics	% Value Equity
ALLOCATION	JNL/AIM
MUST EQUAL		% Global Leaders	JNL/Red Rocks
100%.	% International Growth
		JNL/Mellon Capital Management	% Listed Private Equity
% Large Cap Growth
	% Global Real Estate	% JNL 5	JNL/Select
% Dow 10
Total number	% Small Cap Growth		% Balanced
of allocation		% S&P 10
	JNL/American Funds®		% Money Market
selections may		% Global 15
not exceed 18.	Blue Chip Income		% Value
	% and Growth	% 25
	% Global Bond	% Select Small-Cap	JNL/T. Rowe Price
		% JNL Optimized 5	% Established Growth
All premium	% Global Small
allocation	Capitalization	% VIP	% Mid-Cap Growth
options may	% Growth-Income	% Dow Dividend	% Short-Term Bond
not be available		% European 30	% Value
in all states.	% International
Restrictions	% New World	% Nasdaq 25	JNL/S&P Strategic
may apply at
Jackson's	JNL/Capital Guardian	% NYSE International 25	% S&P 4
discretion on a	% Global Balanced	% Pacific Rim 30	% Competitive Advantage
non-		% S&P 24
discriminatory	% Global Diversified		% Dividend Income &
basis.	Research	% S&P SMid 60	Growth
	% U.S. Growth Equity	% Value Line 30	% Intrinsic Value
	JNL/Credit Suisse	% S&P 500 Index	% Total Yield
	% Commodity Securities	% S&P 400 MidCap Index	JNL/S&P Managed
	% Long/Short	% Small Cap Index	% Conservative
	JNL/Eagle	% International Index	% Moderate
	% Core Equity	% Bond Index	% Moderate Growth
	% SmallCap Equity	% Index 5	% Growth
	JNL/Franklin Templeton		% Aggressive Growth
% 10 x 10
% Founding Strategy
		% Communications Sector	JNL/S&P Disciplined
% Global Growth
		% Consumer Brands Sector	% Moderate
% Income
		% Financial Sector	% Moderate Growth
	% International Small	% Healthcare Sector	% Growth
Cap Growth
	% Mutual Shares	% Oil & Gas Sector	Fixed Account Options*
	% Small Cap Value	% Technology Sector	* (Not available on Advisors II)
For Advisors II	JNL/Goldman Sachs	% Global Alpha	% 1-Year
ONLY: It is
required for	% Core Plus Bond		% 3-Year
Good Order	% Emerging Markets Debt	JNL/Oppenheimer
that you		% Global Growth	% 5-Year
% Mid Cap Value
provide			% 7-Year
Directed	JNL/Ivy	JNL/PAM
Transfer form	% Asset Strategy		Fixed Account Option**
(V4490) if		% Asia ex-Japan
selecting the	JNL/JPMorgan	% China-India	(Advisors II ONLY)
Fixed Account	% International Value		** If selecting the Fixed Account
Option.		JNL/PIMCO	Option, automatic transfer of funds
% MidCap Growth
		% Real Return	over a 6-month period is required.
% U.S. Government &
	Quality Bond	% Total Return Bond	% Fixed Account Option
	VDA 123 10/09	Page 5 of 9	V3573 05/10

LONG-TERM SMART
	Systematic Investment	(periodic premium reallocation programs)
For all
Contracts	Automatic Rebalancing. The 3, 5 and 7-Year Fixed Account		DCA+ ($15,000 contract minimum)
except	Options are not available for Automatic Rebalancing.
Advisors II:		_______ % 6-month
Frequency:
Only the	Monthly Quarterly Semiannually	Annually _______ % 12-month
Investment			If DCA+ is selected, you must allocate Target
Division(s)	Start Date (mm/dd/yyyy) ___________________________
Fund(s) using Systematic Investment Form (V2375).
selected in the	Note: If no date is selected, the program will begin
Premium	one month/quarter/half year/year (depending on the		DCA+ provides an automatic monthly transfer to the
Allocation	frequency you selected) from the date Jackson applies		selected Investment Division(s) so the entire amount
section and the	the first premium payment. If no frequency is selected, the		invested in this program, plus earnings, will be
1-Year Fixed			transferred by the end of the DCA+ term selected. If
Account (if	frequency will be annual. No transfers will be made on		selected, the total number of elections in the Premium
selected) will	days 29, 30 or 31, unless set up on annual frequency.
Allocation section may not exceed 17.
participate in
the rebalancing	For Advisors II: DCA+ is not available. Only the Investment Division(s) selected in the Premium Allocation section
program.	will participate in the rebalancing program. The Fixed Account Option is not available for Automatic Rebalancing.
	Capital Protection Program (Not	available on Advisors II)
	Yes No	(If no selection is made, Jackson will default to "No.")
If you marked "Yes," which Fixed Account Option do you wish to select for the Capital Protection Program?
Select only one.
	1-Year 3-Year 5-Year	7-Year
Having selected the Capital Protection Program, the balance of your initial premium will be allocated as indicated in the Premium Allocation section on page 5.
Telephone and Electronic Transfers Authorization
By checking "Yes," I (we) authorize Jackson National Life Insurance Company (Jackson) to accept fund transfers/
allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our)
Producer/Representative subject to Jackson's administrative procedures. This authorization is not extended to
Authorized Callers.
Yes No
Do you authorize these types of transfers?
Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that Jackson, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, not withstanding subsequent allegations of error or mistake in connection with any such transaction instruction.
If no election is made, Jackson will default to "No" for residents of Nebraska and North Dakota and to "Yes" for residents of all other states.
Electronic Delivery Authorization
Check the	I agree to receive documents electronically:
boxes next to
the types of	ALL DOCUMENTS
documents	Quarterly statements		Prospectuses and prospectus supplements
you wish to
receive	Periodic and immediate confirmation statements		Proxy and other voting materials
electronically.	Annual and Semi-Annual reports		Other Contract-related correspondence
If an email
address is	This consent will continue unless and until revoked and will cover delivery to you in the form of a compact disc, by
provided, but	email or by notice to you of a document's availability on a website. Certain types of correspondence may continue
no document	to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website type is
selected, the	(www.jackson.com) is required for electronic delivery of Contract-related correspondence.
selection will	I (We) do do not	have ready access to computer hardware and software that meet the requirements
default to "All	listed below. My email address is:_________________________________________. I (We) will notify the company of
Documents."	any new email address.
The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account, Adobe Acrobat Reader and/or a CD-ROM drive. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.
Please see page 7 for further information regarding Electronic Delivery.
	VDA 123 10/09	Page 6 of 9	V3573 05/10

LONG-TERM SMART
Authorized Callers
If you want to	First Name	Middle Name Last Name
authorize an
individual
other than
your	Social Security/Tax I.D. Number	Date of Birth(mm/dd/yyyy)
Producer/Rep
to receive		/	/
Contract	First Name	Middle Name Last Name
information
via telephone,
please list that
individual's	Social Security/Tax I.D. Number	Date of Birth(mm/dd/yyyy)
information
here.		/	/
Notice to Applicant
	ARKANSAS, COLORADO, KENTUCKY, LOUISIANA,		regard to a settlement or award payable from insurance
	MAINE, NEW MEXICO, OHIO, PENNSYLVANIA, AND		proceeds, shall be reported to the Colorado Division of
	WEST VIRGINIA RESIDENTS, PLEASE NOTE: Any person		Insurance within the Department of Regulatory Agencies.
	who knowingly, and with intent to defraud any		DISTRICT OF COLUMBIA RESIDENTS, PLEASE NOTE:
	insurance company or other person, files an		WARNING: It is a crime to provide false or misleading
	application for insurance or statement of claim		information to an insurer for the purpose of defrauding
	containing any materially false information or		the insurer or any other person. Penalties include
	conceals for the purpose of misleading, information		imprisonment and/or fines. In addition, an insurer may
	concerning any fact material thereto, commits a		deny insurance benefits, if false information materially
	fraudulent insurance act, which is a crime and		related to a claim was provided by the applicant.
subjects such person to criminal and civil penalties.
RHODE ISLAND RESIDENTS, PLEASE NOTE: Any person
	In COLORADO, any insurance company, or agent of an		who knowingly presents a false or fraudulent claim for
	insurance company, who knowingly provides false,		payment of a loss or benefit or knowingly presents false
	incomplete, or misleading facts or information to a		information in an application for insurance is guilty of a
	policyholder or claimant for the purpose of defrauding, or		crime and may be subject to fines and confinement in
	attempting to defraud, the policyholder or claimant with	prison.
Electronic Delivery Information: There is no charge for electronic delivery, although you may incur the costs of
Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given
Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate Jackson Service
Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery, or request paper copies. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any document or communication in paper form. This consent will need to be supplemented by specific electronic consent upon receipt of any of these means of electronic delivery or notice of availability.
	VDA 123 10/09	Page 7 of 9	V3573 05/10

LONG-TERM SMART
Client Acknowledgements
1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. I (We) understand that the Contract I (we) have applied for is variable and employs the use of a separate account. I (We) also understand that the annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of a Investment Division in the separate account of
Jackson are variable and may be increased or decreased, and the dollar amounts are not guaranteed by
Jackson or any other insurance company, the United States government or any state government, the
FDIC, Federal Reserve Board or any other federal or state agency. I (We) understand that, except for funds allocated to the Contract's Fixed Account Option, I (we) will bear all risk under the Contract.
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that allocations to the Fixed Account Options are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Not applicable to Perspective Advisors II.)
8. I (We) certify that the age(s) of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint
Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded for purposes of electing an Optional Death Benefit or Other Optional Benefits.
It is required	Owner's Signature		Date Signed (mm/dd/yyyy) State where signed
for Good Order		/	/
that all
applicable	Owner's Title (required if owned by an Entity)
parties to the
Contract sign
here.
	Joint Owner's Signature		Date Signed(mm/dd/yyyy) State where signed
		/	/
	Annuitant's Signature (if other than Owner)		Date Signed (mm/dd/yyyy) State where signed
		/	/
	Joint Annuitant's Signature (if other than Joint Owner)		Date Signed(mm/dd/yyyy) State where signed
		/	/
	VDA 123 10/09	Page 8 of 9	V3573 05/10

LONG-TERM SMART
Complete this	Producer/Representative Acknowledgements
certification	I certify that:
regarding	I did not use sales material(s) during the presentation of this Jackson product to the applicant.
sales material
section only if:	I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant.
Your client	In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.
has other
existing	By signing this form, I certify that:
policies or	1. I am authorized and qualified to discuss the Contract herein applied for.
annuity
contracts	2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
AND	3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
Will be either	4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that
terminating	this replacement (if applicable) is consistent with that position.
any of those	5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the
existing	best of my knowledge and belief.
policies or	6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being using the
funds from	replaced is true and accurate to the best of my knowledge and belief.
existing	7. I have complied with requirements for disclosures and/or replacements as necessary.
policies to
fund this new
Contract.	Jackson Prod./Rep. No.	Producer/Representative Signature	Date Signed (mm/dd/yyyy)
/ /
	First Name	Middle Name Last Name
	Broker/Dealer Name		Program Options
Program			A B C D E
Options Note:
Contact your
home office	Address (number and street)	City	State ZIP Code
for program
information. If
no option is
indicated, the	Email Address		Business Telephone No. (including area code) Percentage
designated		( )%
default will be
used.
It is required	If more than one Producer/Representative is participating in a Program Option on this case, please provide all
for Good	Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (totaling 100%).
Order that all
Producer/Rep
numbers be	Producer/Representative Name		Jackson Producer/Representative No. Percentage
supplied.
%
	Producer/Representative Name		Jackson Producer/Representative No. Percentage
%
Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value
Not a deposit Not insured by any federal agency
	VDA 123 10/09	Page 9 of 9	V3573 05/10